EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

Regency Centers Corporation,

and

The Board of Directors of

Regency Centers Corporation

as the general partner of

Regency Centers, L.P.:

We consent to the use of our reports dated February 19, 2014, with respect to the consolidated balance sheets of Regency Centers Corporation and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2013, incorporated herein by reference. We also consent to the use of our reports dated February 19, 2014, with respect to the consolidated balance sheets of Regency Centers, L.P. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, capital, and cash flows for each of the years in the three-year period ended December 31, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2013, incorporated herein by reference. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Jacksonville, Florida

March 4, 2014

Certified Public Accountants